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                                                                    EXHIBIT 10.4

                               THIRD AMENDMENT TO
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         This Third Amendment to the Greyhound Lines, Inc. (the "Company") Supplemental Executive Retirement Plan is made effective as of August 1, 2003.

         WHEREAS, the Company previously adopted the Greyhound Lines, Inc. Supplemental Executive Retirement Plan, as restated effective January 1, 1994, and as amended by the First Amendment dated as of December 9, 1996 and as further amended by the Second Amendment dated as of January 20, 1999 (the "Plan"); and

         WHEREAS, the Company, having sought the approval of the Board of Directors of the Company, desires to amend the Plan as set forth herein.

         NOW THEREFORE, the Plan shall be amended as follows:

1. Section 2.1(b) of the Plan shall be amended by deleting the first sentence thereof and by replacing it with the following:

                  "'Annual Base Salary' shall mean a Participant's base salary actually earned by a Participant for services performed for the Sponsor for a calendar year and, to the extent specifically designated by the Committee, for services performed for an affiliate or a subsidiary of the Sponsor for a calendar year."

2. Section 5.1 of the Plan shall be amended by adding the following to the end thereof:

                  "Notwithstanding the foregoing, if a Participant terminates his employment with the Sponsor or an affiliate or subsidiary and immediately thereafter commences new employment with an affiliate or subsidiary of the Sponsor for which the Participant's earnings are not considered Annual Base Salary hereunder, then the Participant shall be entitled to the payment of a benefit equal to the vested portion of his Account balance as of the later of (i) the date of his termination of employment with the Sponsor or its affiliate or its subsidiary for which the Participant's earnings were considered Annual Base Salary, or (ii) the date on which the Participant will have 5 or more Years of

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                  Service or would otherwise be fully-vested in his Account
                  under Article IV. In such event:

                  (a) the Participant's Account balance to be paid shall include (i) immediate benefit credits for any partial Plan Year ending as of the date the Participant terminates employment, notwithstanding the provisions of Section 6.1 of the Plan; and (ii) investment earnings accruing through the date of payment entitlement hereunder, notwithstanding the provisions of Section 6.3 of the Plan; and

                  (b) notwithstanding the provisions of Section 5.2 of the Plan, the value of a Participant's Account shall be determined as of the date of payment entitlement hereunder, after the application of the provisions set forth in (a) above.

3. Capitalized terms used herein without definition shall have the meaning ascribed to such terms as set forth in the Plan.

                                                    GREYHOUND LINES, INC.

                                                    By: ________________________
                                                             Stephen E. Gorman
                                                             President and CEO

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